UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

__________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 31, 2018

__________________

GEOVAX LABS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-52091	87-0455038
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employee Identification No.)

1900 Lake Park Drive, Suite 380

Smyrna, Georgia 30080

(Address of principal executive offices) (Zip code)

(678) 384-7220

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions.

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR240.14a-12).

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CAR 240.13(e)-4(c)).

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company. ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

This Form 8-K and other reports filed by GeoVax Labs, Inc. (the “Registrant” or the “Company”) from time to time with the Securities and Exchange Commission (collectively the “Filings”) contain forward looking statements and information that are based upon beliefs of, and information currently available to, the Registrant's management as well as estimates and assumptions made by the Registrant’s management. When used in the Filings the words “anticipate”, “believe”, “estimate”, “expect”, “future”, “intend”, “plan” or the negative of these terms and similar expressions as they relate to the Registrant or the Registrant’s management identify forward looking statements. Such statements reflect the current view of the Registrant with respect to future events and are subject to risks, uncertainties, assumptions and other factors relating to the Registrant’s industry, operations and results of operations and any businesses that may be acquired by the Registrant. Should one or more of these risks or uncertainties materialize, or should the underlying assumptions prove incorrect, actual results may differ significantly from those anticipated, believed, estimated, expected, intended or planned.

Item 1.01            Entry into a Material Definitive Agreement

On March 5, 2018, we entered into private placement transaction and executed a Securities Purchase Agreement (the “Securities Purchase Agreement”) with the purchasers identified therein (collectively, the “Purchasers”) providing for the issuance and sale to the Purchasers of an aggregate of 600 shares of our Series E Convertible Preferred Stock (the “Preferred Shares”) for gross proceeds to the Company of $600,000.

The Securities Purchase Agreement provided that on an effective date determined pursuant to the Agreement, the Company and the Purchasers could elect to agree that the Company would sell Purchaser up to 600 additional Preferred Shares. The effective date was September 5, 2018.

On September 5, 2018, the Company and the Purchasers agreed that the Company would issue the Purchasers an additional 600 Preferred Shares. Each Preferred Share is currently convertible into approximately 39,308.18 shares of our Common Stock for an aggregate total of 23,584,906 shares of our Common Stock (the “Conversion Shares”), representing a conversion price of $0.02544 per share (the “Conversion Price”). The terms of the Preferred Shares include antidilution provisions. We expect to close this transaction on or before September 10, 2018.

The Preferred Shares do not have voting rights except as required by law and are not entitled to a dividend.  When issued, the Conversion Shares will have the voting rights afforded to all shares of Common Stock. The Preferred Shares have a liquidation preference equal to the initial purchase price.

Pursuant to the Securities Purchase Agreement, the Purchasers were also issued Series G Warrants (the “Warrants”), to purchase an aggregate of up to 47,169,812 shares of our Common Stock (the “Warrant Shares”).  The Series G Warrants have an exercise price of $0.02544 per share, are exercisable once they have been outstanding for six months and have a term equal to 3 years from the date of issuance. The Warrants contain anti-dilution and price adjustment provisions, which may, under certain circumstances reduce the exercise price to match if we sell or grant options to purchase, including rights to reprice, our common stock or common stock equivalents at a price lower than the exercise price of the Warrants, or if we announce plans to do so. The number of shares subject to warrants will not increase due to such reductions in exercise price.

The Preferred Shares and Warrants sold pursuant to the Securities Purchase Agreement have not been registered under the Securities Act of 1933 (the “Securities Act”) and have been issued under an exemption from the registration requirements of the Securities Act afforded by Section 4(2) thereof and Rule 506 of Regulation D.  The securities may not be offered or sold in the United States in the absence of an effective registration statement or exemption from applicable registration requirements.

The foregoing description of the Securities Purchase Agreement and the Certificate of Designation does not purport to be complete and is qualified in its entirety by reference to the full text of each document.  Copies of the Form of Securities Purchase Agreement and the Form of Certificate of Designation are attached as exhibits to previously filed Current Reports on Form 8-K are incorporated herein by reference.

Item 3.02            Unregistered Sales of Equity Securities

The information set forth in Item 1.01 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 3.02 in its entirety.  On or about September 5, 2018, we agreed to issue an additional 600 Preferred Shares, as well as Warrants to purchase up to 47,169,812 shares of the Company’s Common Stock, to two Purchasers who are accredited investors. No general solicitation or advertising was involved, and the Purchasers purchased the securities as investments. The Preferred Shares and Warrants were offered and sold pursuant to an exemption from the registration requirements under Section 4(a) (2) of the Securities Act and Rule 506 of Regulation D promulgated thereunder.  The shares to be issued upon conversion of the Preferred Shares and the exercise of Warrants have not been registered under the Securities Act and may not be offered or sold in the United States in the absence of an effective registration statement or exemption from the registration requirements. This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state.

Item 5.02            Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On September 1, 2018, the Company entered into a definitive employment agreement with David A. Dodd, the Company’s current Chairman of the Board, confirming his appointment as President and Chief Executive Officer of the Company effective on that date.

Mr. Dodd joined the GeoVax Board of Directors in March 2010 and was elected Chairman in January 2011. His executive management experience in the pharmaceutical and biotechnology industries spans more than 40 years. From September 2017 to June 2018, Mr. Dodd served as CEO, and as a member of the Board of Directors, of Medizone International, Inc., a medical device manufacturer. From April 2013 to July 2017, Mr. Dodd served as President and CEO, and as a member of the Board of Directors, of Aeterna Zentaris Inc., a drug development company. He was Chairman of the Board of Directors of Aeterna Zentaris, Inc. from May 2014 to May 2016, and continued to serve as a member of its Board of Directors until May 2018. From December 2007 to June 2009, Mr. Dodd was President, CEO and Chairman of BioReliance Corporation, a leading provider of biological safety and related testing services. From October 2006 to April 2009, he served as non-executive Chairman of Stem Cell Sciences Plc., where he oversaw the development and implementation of a strategic growth plan, implementation of an experienced executive team, and the sale of the company to Stem Cells, Inc. in April 2009. He is also the CEO of RiversEdge BioVentures, an investment and advisory firm focused on the life sciences and pharmaceuticals industries, which he founded in 2009.

A copy of the definitive employment agreement between Mr. Dodd and the Company has been filed as Exhibit 10.1 to this Form 8-K and is incorporated herein by reference.

The employment agreement between the Company and Mr. Dodd provides for the following:

Initial Base Salary:	$250,000 per year;
Bonus:	Annual performance-based bonus with a target of 65% of annual base salary;
Deferral of Cash Payments:	Mr. Dodd has agreed to defer cash payments of his base salary and bonus.
Term:	Mr. Dodd’s employment is at-will.
Equity Incentive:

Mr. Dodd will receive an initial grant of options to purchase 3,000,000 share of the Company’s common stock under the terms of the Company’s 2016 Stock Incentive Plan, with an exercise price equal to the higher of the closing prices of the Company’s common stock on (i) the date of grant, or (ii) September 5, 2018.

Benefits:	Mr. Dodd will be eligible for the Company’s standard group benefit plans as generally made available to all employees.

The Company has also agreed to employment termination provisions that will pay severance compensation to Mr. Dodd in the event his employment is terminated by the Company without cause or by Mr. Dodd with good reason (as defined in the agreement). If we terminate Mr. Dodd’s employment not for cause or he resigns for good reason, then we would pay (a) an amount in cash equal to three times his then base salary and target annual bonus and (b) all stock option grants held by Mr. Dodd will be fully vested. The definitive agreement also addresses his compensation upon termination if there is a change in control (as defined). If we terminate Mr. Dodd’s employment not for cause or he resigns for good reason at any time during the three month period which immediately precedes a change in control (as defined) or during the one year period following a change in control, then we would also pay Mr. Dodd an amount in cash equal to (x) three times the cost to provide 401(k) or other deferred compensation or health and welfare benefits to him, and (y) a tax gross-up payment (if an excise tax is imposed by § 4999 of the Internal Revenue Code or any related interest or penalties are incurred by him).

In his capacity as Chairman, Mr. Dodd was entitled to receive cash compensation. Beginning in March 2016, he agreed to defer a portion of this compensation. As of August 31, 2018, the Company owes Mr. Dodd $100,275 in deferred compensation. The Company has not repaid any portion of this and owes no interest thereon.

At the recommendation of the Compensation Committee on August 31, 2018 the Board of Directors amended the Company’s 2016 Stock Incentive Plan (“2016 Plan”) as follows:

●

The first sentence of Section 3(c) of the 2016 Plan included a requirement that awards granted to participants be subject to a minimum vesting period of one year. This sentence was amended to delete the words “subject to a minimum vesting period of one year” and replace them with “subject to any vesting period specified by the Administrator.”

●

Section 5(b)(ii) of the 2016 Plan limited certain awards to no more than 250,000 share of company stock in any 12-month period. The 2016 Plan was amended by deleting “250,000” and replacing it with “3,000,000.”

Item 9.01            Financial Statements and Exhibits

The following exhibits are filed with this Current Report:

Exhibit No.	Description
4.1	Form of Certificate of Designation of Series E Convertible Preferred Stock (1)
10.1	Definitive employment agreement with David Dodd dated September 1, 2018.
10.2	Certified copy of resolutions amending the Company’s 2016 Stock Incentive Plan
10.3	Form of Securities Purchase Agreement dated March 5, 2018 (2)

(1)	Incorporated by reference to Exhibit 4.1 to Form 8-K filed March 6, 2018.
(2)	Incorporated by reference to Exhibit 10.1 to Form 8-K filed March 6, 2018.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 7, 2018

GEOVAX LABS, INC.

	By:	/s/ Mark W. Reynolds
Mark W. Reynolds
Chief Financial Officer

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